Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement (No. 333-136212) of The Bank Holdings on Form S-4 of our report, dated March 15, 2006 relating to the consolidated financial statements of NNB Holdings Inc. as of and for the years ended December 31, 2005 and 2004, which appears in such registration statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada

August 11, 2006